UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                                    April 7, 2006

AMES TRUE TEMPER, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-118086	22-2335400
(State or Other Jurisdiction of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

465 Railroad Avenue, Camp Hill,
Pennsylvania 17011
(Address of Principal Executive
Offices, including Zip Code)

(717) 737-1500

(Registrant's telephone number,
including area code)

N/A

(Former name or former address, if changed since last report)

Item 1.01    Entry into a Material Definitive Agreement

Merger Agreement

On April 7, 2006, Ames True Temper, Inc. (the "Registrant") acquired Acorn Products, Inc. ("Acorn"), a Delaware corporation and the parent company of UnionTools, Inc. ("Union"), a business engaged in the manufacture and distribution of non-powered lawn and garden tools, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") among the Registrant, Acorn and ATTUT Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of the Registrant ("Merger Sub"). Pursuant to the Merger Agreement, the Registrant acquired all of the issued and outstanding capital stock of Acorn through the merger of Merger Sub with and into Acorn, with Acorn surviving as a wholly-owned subsidiary of the Registrant (the "Merger"). The Merger was consummated simultaneously with the execution of the Merger Agreement.

The aggregate consideration paid by the Registrant for the outstanding shares of Acorn common stock was approximately $1.1 million (the "Merger Consideration"), exclusive of approximately $2.6 million in fees, expenses and transaction bonuses of Acorn paid by the Registrant. In connection with the Merger, all issued and outstanding options to purchase capital stock of Acorn were cancelled without consideration.

In connection with the Merger, the Registrant repaid and/or assumed outstanding indebtedness and capital lease obligations of Acorn in the amount of $40.8 million. The Registrant obtained funds for the payment of the Merger Consideration and the repayment of Acorn's outstanding indebtedness from a $130.0 million amended and restated credit facility, described below.

The Merger Agreement contained customary representations and warranties of Acorn, including with respect to: organization; capital structure; financial statements; absence of certain changes; taxes; intellectual property; compliance with laws; litigation; employee benefit plans; and agreements, contracts and commitments. The Registrant made customary representations and warranties in the Merger Agreement, including with respect to: organization; authorization; governmental consents; litigation; brokerage and financing. The representations and warranties in the Merger Agreement did not survive the consummation of the Merger.

Pursuant to the Merger Agreement, the Registrant agreed for a period of six years following consummation of the Merger to: (i) cause all rights to indemnification existing in favor of the officers and directors of Acorn as of the date of the Merger Agreement for their acts and omissions occurring prior to the Merger to survive the Merger and be observed by Acorn after the Merger and (ii) cause Acorn to provide directors' and officers' liability insurance covering those persons who are covered by Acorn's directors' and officers' liability insurance policy immediately prior to the Merger with coverage no less favorable than that existing on the date of the Merger. The Registrant satisfied its obligations by purchasing a six-year "tail" insurance policy covering such persons with respect to acts or omissions occurring on or prior to the Merger.

The Registrant also agreed, for a period ending on December 31, 2006, to cause Acorn to provide those employees who are employees of Acorn and its subsidiaries following the Merger with compensation and benefits that are either (i) no less favorable in all material respects than the current compensation and benefits that such employee is entitled to as of the effective time of the Merger or (ii) no less favorable to such employees than the compensation and benefits of similarly situated employees of the Registrant and its affiliates; provided that such requirement shall not apply to any employee who has entered into any written employment agreement with the Registrant or Acorn in connection with the Merger and shall not apply to any equity or equity-based compensation or benefits. Subject to compliance with Acorn's severance agreements and policies, the Registrant is not required to continue to employ any employees of Acorn and its subsidiaries.

The foregoing description of the material terms and provisions of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Form 8-K.

Amended and Restated Credit Facility

In connection with the Merger, on April 7, 2006, the Registrant entered into a new senior secured credit agreement with Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, Acorn, Union, and Ames True Temper Properties, Inc. ("ATTP"; together with the Registrant, Acorn and Union, the "Borrowers"), ATT Holding Co., as guarantor ("ATT"), and each lender from time to time thereto (the "Credit Agreement"). The Credit Agreement amends and restates the Registrant's existing credit facility with, among others, Bank of America, N.A. Pursuant to the Credit Agreement, the lenders made available a five-year revolving credit facility of up to $130.0 million, including a sub-facility for letters of credit in an amount not to exceed $15 million and a sub-facility for swing-line loans in an amount not to exceed $15 million. The Borrowers' obligations under the credit agreement are guaranteed by ATT. The credit facilities will be collateralized by substantially all of the assets of the Registrant and its domestic subsidiaries and guaranteed by ATT. Future domestic subsidiaries of the Registrant will be required to guarantee the obligations of the Borrowers and grant a lien on substantially all of their assets.

The interest rate applicable to the loans under the senior secured credit agreement is either: (1) the "Eurodollar Rate" plus a margin of 1.75 to 2.75% or (2) the "Base Rate" plus a margin of 0.50% to 1.50%. The initial applicable margin for loans based on the Eurodollar Rate will be 2.25%, and the applicable margin for loans based on the Base Rate will be 1.00%. "Eurodollar Rate" is defined as the London interbank offered rate, adjusted for statutory reserve requirements. The "Base Rate" is the higher of: (1) prime rate publicly announced by Bank of America, N.A. or (2) the Federal Funds effective rate plus 0.50%, adjusted for statutory reserve requirements. The applicable margin may under certain limited circumstances be increased slightly, if Bank of America, N.A. cannot otherwise syndicate the credit facility.

As set forth in the Credit Agreement, the total outstanding amount of all loans and letter of credit obligations under the Credit Agreement shall not exceed the lesser of (1) $130 million and (2) the borrowing base, which includes specific percentages of eligible inventory, eligible equipment, eligible accounts receivable and eligible real estate of the Borrowers, minus (b) certain reserves, all as set forth in the Credit Agreement.

The terms of the Credit Agreement include various covenants that restrict the Registrant's ability to, among other things, incur additional liens, incur additional indebtedness and make additional investments. In addition, the Borrowers are prohibited from incurring capital expenditures exceeding $19,125,000 in fiscal year 2006, $16,125,000 in fiscal year 2007, and $15 million in any fiscal year thereafter (subject to the right to carry over the unused portion to the following year). In addition, under certain circumstances the Borrowers will be required to have consolidated EBITDA of at least $41,000,000 for each period of four fiscal quarters. The Credit Agreement also includes customary events of default, including, without limitation, payment defaults, cross defaults to other indebtedness and bankruptcy related defaults. A draw on the credit facility was made on April 7, 2006 in the amount of $47.7 and was used to pay the merger consideration, repay existing indebtedness of Acorn and to pay certain fees and expenses in connection with the consummation of the Merger as described above.

Employment Agreement with A. Corydon Meyer

On April 7, 2006, the Registrant, Acorn and Union entered into an employment agreement with A. Corydon Meyer (the "Meyer Agreement"). Under the Meyer Agreement, Mr. Meyer is to serve as the Senior Executive Vice President of Business Development of the Registrant. Prior to the Merger, Mr. Meyer served as Chief Executive Officer of Acorn. The Meyer Agreement provides for an initial term of three years and automatically renews for additional one-year periods, unless not later than sixty (60) days prior to the end of the initial term or any renewal term, as the case may be, a party shall give written notice to the other parties of its election not to renew the agreement. Mr. Meyer shall receive an annual base salary of $364,000, an annual bonus based on the achievement of Mr. Meyer's personal objectives and the Registrant's performance targets, and benefits under the Registrant's benefit plans and various perquisites. Mr. Meyer has also signed a separate agreement with the Registrant subjecting him to certain confidentiality, non-solicitation and no hire covenants.

Mr. Meyer's employment agreement provides customary termination events, including death, permanent disability, and cause (as defined in the Meyer Agreement). The Registrant may terminate

Mr. Meyer's employment without cause upon thirty days' prior written notice. If employment is terminated by the Registrant without cause (other than by reason of death or permanent disability) within one year of April 7, 2006, then Mr. Meyer will be entitled to receive (i) the salary and benefits accrued through the date of termination ("Accrued Benefits"), (ii) a severance amount equal to $1,000,000, payable in twelve monthly installments, and (iii) reimbursement for outplacement services expenses up to $25,000 during the one year period following Mr. Meyer's termination of employment with the Registrant. If the Registrant terminates Mr. Meyer's employment without cause (other than by reason of death or permanent disability) one year or more from April 7, 2006, then Mr. Meyer shall be entitled to receive the benefits described in (i) and (iii) above and a severance amount equal to $500,000, payable in twelve monthly installments.

Under the Meyer Agreement, Mr. Meyer may terminate his employment with the Registrant at any time for any reason upon thirty days' prior written notice. If he terminates his employment without good reason (as defined in the Meyer Agreement), the Registrant shall have no further obligation to him except for the Accrued Benefits. If Mr. Meyer terminates his employment for good reason within one year of April 7, 2006, then he will be entitled to receive (i) the Accrued Benefits, (ii) a severance amount equal to $1,000,000, payable in twelve monthly installments, and (iii) reimbursement for outplacement services expenses up to $25,000 during the one year period following his termination of employment with the Registrant. If Mr. Meyer terminates his employment for good reason one year or more from April 7, 2006, he shall be entitled to receive the benefits described in (i) and (iii) above and a severance amount equal to $500,000, payable in twelve monthly installments.

Employment Agreement with John G. Jacob

On April 7, 2006, Acorn and Union entered into an employment agreement with John G. Jacob (the "Jacob Agreement"). Under the Jacob Agreement, Mr. Jacob is to serve as the Vice President and Chief Financial Officer of Union. The term of Mr. Jacob's employment under this agreement is from April 7, 2006 until November 30, 2006 (the "Employment Period"). Mr. Jacob shall receive an annualized base salary of $250,000 and employee benefits comparable to those benefits provided to other officers of Union. Mr. Jacob has also signed a separate agreement with Acorn and Union subjecting him to certain confidentiality, non-solicitation and no hire covenants.

The Jacob Agreement provides customary termination events, including death, permanent disability, and cause (as defined in the Jacob Agreement). Acorn and Union may terminate Mr. Jacob's employment with Union prior to the end of the Employment Period without cause upon thirty days' prior written notice. If terminated by Acorn and Union without cause (other than by reason of death or permanent disability), Mr. Jacob will be entitled to receive (i) the Accrued Benefits and (ii) a severance amount equal to $840,000 (the "Severance Payment"), payable in twelve monthly installments. In addition, if Mr. Jacob remains employed with Union through the end of the Employment Period (resulting in a date of termination of employment with Union of November 30, 2006), he will be entitled to receive (i) the Accrued Benefits and (ii) the Severance Payment, payable in twelve monthly installments.

Mr. Jacob may terminate his employment with Union at any time prior to the end of the Employment Period for any reason upon thirty days' prior written notice. If Mr. Jacob terminates his employment with Union without good reason (as defined in the Jacob Agreement), Acorn and Union shall have no further obligation to him except for the Accrued Benefits. If Mr. Jacob terminates his employment with Union for good reason, then he will be entitled to receive (i) the Accrued Benefits and (ii) the Severance Payment payable in twelve monthly installments.

Severance Agreements

On April 7, 2006, Acorn and Union entered into a severance agreement (the "Severance Agreement") with each of Carol B. LaScala, Mark J. Chichak, and Steven R. Forgy (each an "Employee", and collectively the "Employees"), containing the terms and conditions described below to employ the Employees from April 7, 2006 through at least March 31, 2007 (the "Employment Period"). The Severance Agreement of each Employee replaced a Change of Control Agreement that each of the Employees had previously entered into with Acorn and Union.

The term of each Severance Agreement commenced on April 7, 2006 and shall continue until the date the Employee's employment with Union or a successor terminates (the "Termination Date").

The Severance Agreements provide that in the event of a termination of employment with Union by Union or successor for cause (as defined in the Severance Agreement) or a termination with Union by the Employee without good reason (as defined in the Severance Agreement), the Employee shall only be entitled to receive Accrued Benefits; in the event of the Employee's termination of employment with Union terminates as a result of his death or permanent disability (as defined in the Severance Agreement), the Employee (or his legal representative) shall be entitled to receive (i) the Accrued Benefits and (ii) continuation of the Employee's annual base salary as in effect immediately prior to the Termination Date, for six (6) months after the Termination Date, payable in monthly installments; and in the event the Employee's employment with Union terminates by Union without cause (other than by reason of death or permanent disability) by the Employee for good reason, or if the Employee remains employed with Union through the end of the Employment Period (resulting in a date of termination of employment with Union of March 31, 2007), the Employee shall be entitled to receive (i) the Accrued Benefits and (ii) a severance payment equal to 100% of the Employee's annual base salary as in effect immediately prior to the Merger, payable in twelve monthly installments.

In addition, each Employee has also entered into a separate confidentiality, non-solicitation and no-hire agreement in consideration of continued employment by Union and the benefits set forth in the Severance Agreement.

Item 2.01    Completion of Acquisition or Disposition of Assets

Pursuant to the Merger Agreement, the Registrant acquired all of Acorn's outstanding shares of common stock and Acorn became a wholly-owned subsidiary of the Registrant. The material terms of the Merger are set forth above in Item 1.01 and are incorporated by reference as if fully set forth herein. The Merger Agreement is filed as Exhibit 2.1 to this Form 8-K.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

In order to fund the Merger, repay indebtedness of Union and Acorn and to pay certain fees and expenses associated with the Merger, the Registrant borrowed an aggregate of $47.7 million under an amended and restated credit facility, the material terms of which are set forth above in Item 1.01 and are incorporated by reference as if fully set forth herein.

Item 9.01    Financial Statements and Exhibits

(a)    Financial Statements of Business Acquired.

To the extent required by this item, the financial statements will be filed by an amendment to this Current Report on Form 8-K within the time period permitted under Item 9.01(a)(4) of Form 8-K.

(b)    Pro Forma Financial Information.

To the extent required by this item, the pro forma financial information will be filed by an amendment to this Current Report on Form 8-K within the time period permitted by Item 9.01(b)(2) of Form 8-K.

(d)    Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of April 7, 2006, by and among Acorn Products, Inc., Ames True Temper, Inc., and ATTUT Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMES TRUE TEMPER, INC. (Registrant)
Date: April 7, 2006	By:	/s/ Richard C. Dell
Richard C. Dell (Principal Executive Officer)